Exhibit 99.1

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Contents

Independent Auditors’ Report	1

Consolidated profit and loss account	2

Consolidated statement of total recognised gains and losses	3

Reconciliation of movements in shareholders’ funds	3

Consolidated balance sheet	4

Consolidated cash flow statement	5

Notes	6

Independent Auditors’ Report

We have audited the accompanying consolidated financial statements of Headland Media Limited, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated profit and loss account, statement of total recognised gains and losses, reconciliation of movements in shareholder’s funds, and cash flow statement for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Headland Media Limited as of December 31, 2012, and the results of its operations and its cash flow for the year then ended in accordance with generally accepted accounting principles in the United Kingdom.

Other Matter

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effects of such differences is presented in note 23 to the consolidated financial statements.

/s/ KPMG LLP

Leeds, United Kingdom

July 23, 2013

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Consolidated profit and loss account

for the year ended 31 December 2012

	Note	2012
		£000
Group turnover	2	8,029
Cost of sales		(1,795)

Gross profit		6,234
Administrative expenses (including non-recurring costs)		(4,736)

EBITDA before non-recurring costs		2,223
Non-recurring costs	4	(40)

EBITDA after non-recurring costs		2,183
Depreciation and amortisation		(685)

Group operating profit		1,498
Interest payable and similar charges	5	(315)

Profit on ordinary activities before taxation	3	1,183
Tax on profit on ordinary activities	6	(344)

Profit on ordinary activities after taxation and profit for the financial year	14	839

There is no difference between the amounts presented above and those prepared on a historical basis.

All of the trading during the year related to continuing operations.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Consolidated statement of total recognised gains and losses

for the year ended 31 December 2012

2012
£000
Profit for the financial year	839
Exchange differences arising on retranslation of foreign subsidiaries	(45)

Total recognised gains and losses for the year	794

Reconciliation of movements in shareholders’ funds

for the year ended 31 December 2012

2012
£000
Shareholders’ funds at 1 January	6,244
Profit for the financial year	839
Exchange differences arising on retranslation of foreign subsidiaries	(45)
Repayment of shareholder funding (see note 14)	(655)
Increase in shareholder funding (see note 14)	300

Shareholders’ funds at 31 December	6,683

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Consolidated balance sheet

at 31 December 2012

	Note	2012
		£000
Fixed assets
Intangible assets	7	8,285
Tangible assets	8	149

		8,434

Current assets
Stock	9	59
Debtors	10	1,966
Cash at bank and in hand		929

		2,954
Creditors: amounts falling due within one year	11	(2,969)

Net current liabilities		(15)

Total assets less current liabilities		8,419
Creditors: amounts falling due after more than one year	12	(1,736)

Net assets		6,683

Capital and reserves
Called up share capital	13	10
Capital reserve	14	4,211
Share premium account	14	240
Investment in own shares	14	(10)
Profit and loss account	14	2,232

Shareholders’ funds		6,683

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Consolidated cash flow statement

For the year ended 31 December 2012

	Note	2012
		£000
Cash inflow from operating activities	18	1,854
Returns on investments and servicing of finance	19	(473)
Taxation		(274)
Capital expenditure	19	(128)

Net cash inflow before financing		979
Financing	19	(2,004)

Decrease in cash in the year		(1,025)

Reconciliation of net cash flow to movement in net debt

	Note	2012
		£000
Decrease in cash for the year	20	(1,025)
Cash outflow from decrease in debt		1,818

Change in net debt resulting from cash flows		793
Translation differences		(45)

Movement in net debt in the year		748
Net debt at start of the year		(2,261)

Net debt at end of the year		(1,513)

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes

(forming part of the financial statements)

1 Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the group’s financial statements.

Accounting convention

The accounts are prepared under the historical cost accounting rules and in accordance with applicable UK accounting standards.

Basis of consolidation

The Group accounts consolidate the accounts of Headland Media Limited and its subsidiary undertakings made up to 31 December 2012. The subsidiary undertakings are accounted for using acquisition accounting and their results are included in the profit and loss account from the date control passed.

Going concern

The Group had net liabilities of £15,000 as at 31 December 2012. Notwithstanding this fact, the financial statements are prepared on a going concern basis which the directors believe to be appropriate for the following reasons.

The Group has sufficient financial resources together with long term contracts with a number of customers and suppliers across different geographic areas and industries. As a consequence, the directors are able to forecast the business activity level with enough certainty that the directors believe that the Group is well placed to manage its business risks successfully despite the current uncertain economic outlook.

The financial position of the Group, its cash flows, liquidity position and borrowing facilities are included within the primary statements on pages 2 to 5. Note 14 to the financial statements refers to the refinancing of the Oakley Capital Loan Notes in February 2012, note 22 outlines changes to funding post year end and note 17 details the hedging of currency risk in place at the balance sheet date.

Although the group had outstanding bank lending at year end, the business traded within the covenants during the year, and to 11 May 2013 when it was acquired by KVH Industries UK Limited, a wholly owned subsidiary of KVH Industries Inc (see note 22). Upon acquisition, all previous shareholder funding and term loans were repaid in full and replaced with a £5.5 million intra group loan. The parent company, KVH Industries UK Limited, has given an indication, in writing, that it will continue to provide such financial support as is required for at least twelve months from the date of signing these accounts. Consequently, the directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future.

Goodwill

Goodwill arising on acquisitions of subsidiary undertakings is capitalised and amortised over its estimated useful life of 20 years on a straight line basis. The useful life of goodwill is determined based on the individual circumstances of each business acquired. Goodwill is reviewed for impairment at the end of the first full financial year following the acquisition and in other years if changes in circumstances or events indicate that the carrying value may not be recoverable.

On the subsequent disposal or termination of a business, the profit or loss on disposal or termination is calculated after charging the un-amortised amount of any related goodwill.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

1 Accounting policies (continued)

Investments

Investments are held at cost less any provision for impairment in value. Investments are reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

Tangible fixed assets

The cost of fixed assets is their purchase cost, together with any incidental expenses of acquisition.

Depreciation is provided on all tangible fixed assets, at rates calculated to write off the cost, less estimated residual value, of each asset evenly over its expected useful life, as follows:

Fixtures and fittings	—	over 5-10 years
Plant and office equipment	—	over 3-5 years

The carrying value of tangible fixed assets is reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

Intangible assets

Software development costs are capitalised where they relate to separately identifiable projects of ongoing commercial value to the Group and are amortised over their useful economic life of 3 to 5 years.

Turnover

Turnover, which excludes value added tax and sales between Group businesses, represents the value of services supplied to customers.

Subscription based revenue is recognised evenly over the period of subscription. Non-subscription based revenue is recognised as supplied.

Foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction or, if hedged forward, at the rate of exchange under the related forward currency contract. Monetary assets and liabilities denominated in foreign currencies are translated using the contracted rate or the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings.

Research and development

Expenditure on research and development includes expenses incurred by the Group to develop, enhance, manage, monitor and operate the Group’s websites and systems. This is written off to the profit and loss account in the year in which it is incurred. Development expenditure is capitalised only where there is a clearly defined project, the expenditure is separately identifiable, the outcome of the project can be assessed with reasonable certainty, aggregate costs are expected to exceed related future sales and adequate resources exist to enable the project to be completed.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

1 Accounting policies (continued)

Leasing

Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

Taxation

The charge for taxation is based on the profit/loss for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.

Tax charges or credits arising on the retranslation of foreign currency borrowings used to finance or provide a hedge against equity investments in foreign enterprises are taken to the Statement of Total Recognised Gains and Losses together with the exchange differences on the borrowings themselves.

Pension costs

The Group operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund. The amount charged to the profit and loss account represents the contributions payable to the scheme in respect of the accounting period. The Group provides no other post-retirement benefits to its employees.

Stock

Stock is valued at the lower of cost and net realisable value.

Classification of financial instruments issued by the Group

Following the adoption of FRS 25, financial instruments issued by the Group are treated as equity (i.e. forming part of shareholders’ funds) only to the extent that they meet the following two conditions:

a)	they include no contractual obligations upon the Group to deliver cash or other financial assets or to exchange financial assets or financial liabilities with another party under conditions that are potentially unfavourable to the Group; and

b)	where the instrument will or may be settled in the Company’s own equity instruments, it is either a non-derivative that includes no obligation to deliver a variable number of the Company’s own equity instruments or is a derivative that will be settled by the Company’s exchanging a fixed amount of cash or other financial assets for a fixed number of its own equity instruments.

To the extent that this definition is not met, the proceeds of issue are classified as a financial liability. Where the instrument so classified takes the legal form of the Company’s own shares, the amounts presented in these financial statements for called up share capital and share premium account exclude amounts in relation to those shares.

Finance payments associated with financial liabilities are dealt with as part of interest payable and similar charges. Finance payments associated with financial instruments that are classified as part of shareholders’ funds (see dividends policy), are dealt with as appropriations in the reconciliation of movements in shareholders’ funds.

Dividends on shares presented within equity

Dividends are only recognised as a liability to the extent that they are declared prior to the year end. Unpaid dividends that do not meet these criteria are disclosed in the notes to the financial statements.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

1 Accounting policies (continued)

Cash and liquid resources

Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

2 Turnover and segmental analysis

Turnover can be analysed by geographical market as follows:-

2012
£000
UK	2,621
Europe	2,639
North America	1,252
Rest of world	1,517

8,029

3 Notes to the profit and loss account

2012
£000
Profit/(loss) on ordinary activities before taxation is stated after charging:
Amortisation of intangible fixed assets	617
Depreciation of owned tangible fixed assets	68
Operating leases rentals
- Land and buildings	134
- Plant and equipment	3
Non-recurring costs (see note 4)	40

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

4 Non-recurring costs

Non-recurring costs during the year were £40,000 in relation to cost incurred on a potential acquisition that the Group withdrew from.

5 Interest payable and similar charges

2012
£000
Interest on loans	195
Arrangement fees relating to acquisition finance	120

315

6 Taxation

Analysis of charge in year	2012
£000
UK Corporation tax
Current tax on income for the year	234
Adjustments in respect of prior periods	1

235
Foreign tax
Current tax on income for the year	119

Total current tax	354

Deferred tax
Origination and reversal of timing differences	(10)

Total deferred tax	(10)

Tax on profit on ordinary activities	344

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

6 Taxation (continued)

Factors affecting the tax charge for the current year

The current tax charge for the year is higher than the standard rate of corporation tax in the UK of 24.5%. The differences are explained below:

2012
£000
Current tax reconciliation
Profit on ordinary activities before tax	1,183

Current tax at 24.5%	290
Effects of:
Expenses which are not deductible for tax purposes	127
Income not taxable for tax purposes	(1)
Capital allowances in excess of depreciation	9
Other short term timing differences	4
Effect of different tax rates of subsidiaries operating in other jurisdictions	(76)
Adjustment in respect of prior periods	1

Total current tax charge (see above)	354

At 31 December 2012, there were unrelieved losses in the Group of approximately £19,900. On the basis of the relevant tax rates applicable to the jurisdictions in which the tax losses arose the Group had a potential deferred tax asset in relation to unrelieved losses, fixed asset timing differences and short term timing differences of £19,100. A deferred tax asset has been recognised in relation to those Group entities that, in the opinion of the directors, will make sufficient profits against which to utilise the timing differences.

Deferred taxation
£000
At beginning of year	9
Credit to the profit and loss for the year	10

At end of year	19

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

6 Taxation (continued)

The elements of deferred taxation which are recognised at 23% are as follows:

2012
£000
Difference between accumulated depreciation and amortisation and capital allowances	17
Other timing differences	2

19

The elements of deferred taxation at 23% including recognised and unrecognised, are as follows:

2012
£000
Difference between accumulated depreciation and amortisation and capital allowances	18
Other timing differences	4
Tax losses	5

27

The Autumn Statement on 5 December 2012 announced that the UK corporation tax rate will reduce to 21% by 2014. A reduction in the rate from 26% to 25% (effective from 1 April 2012) was substantively enacted on 5 July 2011, and further reductions to 24% (effective from 1 April 2012) and 23% (effective from 1 April 2013) were substantively enacted on 26 March 2012 and 3 July 2012 respectively. This will reduce the Group’s future current tax charge accordingly. The deferred tax asset at 31 December 2012 has been calculated based on the rate of 23% substantively enacted at the balance sheet date. It has not yet been possible to quantify the full anticipated effect of the announced further 2% rate reduction, although this will further reduce the group’s future current tax charge and reduce the group’s deferred tax asset accordingly.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

7 Intangible fixed assets

	Goodwill	Development costs	Total
	£000	£000	£000
Cost
At beginning of year	10,198	580	10,778
Additions	—	101	101

At end of year	10,198	681	10,879

Amortisation
At beginning of year	1,568	409	1,977
Charge for the year	510	107	617

At end of year	2,078	516	2,594

Net book value
At 31 December 2012	8,120	165	8,285

Capitalised goodwill relates to the acquisitions of Headland Communication Limited, Headland Entertainment Limited, Good Morning News Sprl, Walport International Limited, Walport USA Inc. and Newslink Services Limited. The goodwill is being amortised over 20 years.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

8 Tangible fixed assets

	Plant and office equipment	Fixtures and fittings	Total
	£000	£000	£000
Cost
At beginning of year	262	219	481
Additions	25	2	27

At end of year	287	221	508

Depreciation
At beginning of year	190	101	291
Charge for period	42	26	68

At end of year	232	127	359

Net book value
At 31 December 2012	55	94	149

9 Stock

2012
£000
Receiving equipment and DVDs for resale	59

10 Debtors

2012
£000
Trade debtors	1,473
Other debtors	89
Prepayments	385
Deferred taxation (note 6)	19

1,966

All amounts above are due within one year with the exception of deferred tax items.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

11 Creditors: amounts falling due within one year

2012
£000
Trade creditors	456
Corporation tax	199
Other taxation and social security	95
Accruals	480
Deferred income	1,033
Term loan (see note 12)	706

2,969

12 Creditors: amount falling due after more than one year

2012
£000
Term loan	1,736

The term loans outstanding at 31 December 2012 are repayable over a 5 year period ending in December 2014. The loans accrue interest at a rate of between 3.75% above LIBOR and 5% above LIBOR and are secured on the fixed and floating assets of the Group.

On 16 February 2012 the amount due to Oakley Capital Investments Limited was repaid in full from existing funds and a new loan of £1 million from Yorkshire Bank.

13 Share capital

	2012	2012
	No.	£000
Allotted, called up and fully paid
Ordinary shares of £1 each	10,000	10

14 Reserves

	Capital reserve	Share premium	Investment in own shares	Profit and loss account
	£000	£000	£000	£000
At beginning of year	4,566	240	(10)	1,438
Profit for the financial year	—	—	—	839
Exchange adjustments on retranslation of foreign subsidiaries	—	—	—	(45)
Repayment of shareholder funding (see below)	(655)	—	—	—
New shareholder funding (see below)	300	—	—	—

At end of year	4,211	240	(10)	2,232

On 28 December 2012 the company repaid a funding agreement of €700k to Oakley Capital Private equity L.P. This was a capital contribution from Oakley Capital Private equity L.P. which was interest free and repayable at the discretion of the company. In consideration of Yorkshire Bank approving this repayment, Oakley Capital Private Equity L.P. contributed a further £300,000 in funding, on identical terms, which was used as a prepayment against the term loans from Yorkshire Bank.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

15 Commitments

Annual commitments under non-cancellable operating leases were as follows:

Land & buildings
2012 £000
Group
Operating leases which expire:
Within one year	78
Between one and two years	—
Over 5 years	59

137

16 Related party transactions

The Group had a loan balance with Oakley Capital Investments Limited, a related party to the ultimate parent undertaking. The details of the loan are disclosed in note 12. The principal amount of the loan was £1.6 million and £0.2 million of interest had accrued in the period up to the repayment of the loan on 16 February 2012.

17 Financial instruments

The Group hedges currency risk using forward currency contracts used for currency exposures on a portion of next year’s expected sales and purchases.

At 31 December 2012, the Group held forward currency contracts to sell €480,000 and $1,800,000 at average contract rates of €1.237/£ and $1.58/£ respectively, covering a period through to December 2013 and $1,200,000 at $1.58/£ for delivery in 2014.

18 Reconciliation of operating profit to operating cash flows

2012
£000
Operating profit	1,498
Depreciation and amortisation	685
Increase in debtors	(275)
Increase in stock	(2)
Decrease in creditors	(52)

Net cash inflow from operating activities	1,854

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

19 Analysis of cash flows

2012
£000
Returns on investment and servicing of finance
Interest paid	(395)
Refinancing costs	(78)

Net cash outflow from returns on investments and servicing of finance	(473)

Capital expenditure
Purchase of tangible fixed assets	(27)
Capitalised development costs	(101)

Net cash outflow from capital expenditure	(128)

Financing
New term loan	1,000
Repayment of existing term loans	(1,040)
Repayment of shareholder funding (see note 14)	(655)
New shareholder funding (see note 14)	300
OCIL loan repayment (see note 12)	(1,609)

Net cash outflow from financing	(2,004)

20 Analysis of net debt

	At beginning of year	Cash flow	Other non-cash changes	At end of year
	£000	£000	£000	£000
Cash at bank and in hand	1,999	(1,025)	(45)	929

	1,999	(1,025)	(45)	929
Debt due within one year	(366)	(340)	—	(706)
Debt due after one year	(3,894)	2,158	—	(1,736)

Total	(2,261)	793	(45)	(1,513)

21 Ultimate parent undertaking

The Group’s ultimate parent undertaking was Oakley Capital Private Equity LP, a limited liability partnership registered in Bermuda, until 11 May 2013 (see note 22).

22 Post balance sheet event

On 11 May 2013, the Group was acquired by KVH Industries UK Limited, a company registered in England and Wales and a wholly owned subsidiary of KVH Industries Inc., a company registered in the United States. As part of the acquisition, all previous shareholder funding and term loans were repaid in full and replaced with a £5.5 million intra group loan.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

23 UK to US GAAP Reconciliation

The Group prepares its financial statements in accordance with accounting principles generally accepted in the United Kingdom (‘UK GAAP’), which differs in certain respects from accounting principles generally accepted in the United States of America. (‘US GAAP’). Reconciliations of profit for the financial year (or net income) and shareholders’ funds (or shareholders’ equity) as reported in the Consolidated financial statements under UK GAAP and those under US GAAP are set out below:

	Notes		Year ended 31 December 2012	As at 31 December 2012
			Profit & loss account	Shareholders’ funds
			£’000	£000
Results under UK GAAP
Profit for year			839
Shareholders’ funds				6,683
US GAAP adjustments:
Amortisation of goodwill	(a	)	510	2,078
Business Combinations	(b	)	(330)	(1,349)
Derivatives	(c	)	54	54
Tax effect of US GAAP adjustments	(d	)	63	(493)

Results under US GAAP			1,136	6,973

Explanation of Notes:

a) Goodwill

Under UK GAAP, positive goodwill arising on acquisition is capitalised and amortised on a straight-line basis over its estimated useful economic life of 20 years.

Under US GAAP, goodwill is not amortised but it is instead tested for impairment or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit to a value below its carrying value. The test for impairment is undertaken on a reporting unit basis annually and is reviewed by the Board. The test is undertaken in two parts, first a general review of the existence of any indicators of impairments and then a calculation of the performance of the unit against its acquisition assumptions. There were no impairments noted related to goodwill for any of the acquisitions made.

The adjustments reflect the elimination of all goodwill amortisation recorded in the profit and loss account for the periods presented as well the amortisation expense recorded to date through the shareholders’ funds.

b) Business Combinations

For business combinations, the purchase method of accounting is used for UK GAAP whereby the acquiring entity allocates consideration for the transaction to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition with the difference treated as goodwill. The consolidated accounts for these business combinations are on a consistent basis under US GAAP with the following exceptions:

Under UK GAAP, the Group recognises intangible assets separately in a business combination only when they can be disposed of separately without disposing of the business of the entity and their value can be measured reliably on initial measurement. Acquisition costs associated with business combinations are capitalised on the balance sheet.

Under US GAAP, the Group recognises acquired intangible assets apart from goodwill if (i) they arise from contracted or other legal rights even if the assets are not transferable or separable from the acquired entity or form rights and obligations; or (ii) they are capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged. Acquisition costs associated with business combinations are expensed to the profit and loss account.

Headland Media Limited

Consolidated financial statements

For the year ended 31 December 2012

Notes (continued)

23 UK to US GAAP reconciliation (continued)

The adjustments reflect the recognition of acquired intangible assets including distribution rights and customer contracts along with the related amortisation expense for the period and the accumulated amortisation charge.

c) Derivates

Forward currency contracts are not required to be recognised at fair value on the balance sheet under UK GAAP.

Under US GAAP forward currency contracts are required to be recognised on the balance sheet at fair value with any movements in fair value being taken to the profit and loss account.

The adjustment reflects the gain on the fair value of the Group’s forwards currency contracts for the period presented.

d) Deferred taxes

Under UK GAAP, the Group provides for deferred tax in respect of timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of available evidence, it is regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.

Under US GAAP, deferred taxation is provided for all temporary differences (differences between the carrying value of assets and liabilities and their corresponding tax bases) on a full liability basis. Certain items that are treated as permanent differences under UK GAAP are treated as temporary differences under US GAAP. Deferred tax assets are also recognised (net of a valuation allowance) to the extent that it is more likely than not that the benefit will be realised.

The adjustment reflects the tax effect of the incremental amortisation expense and derivative fair value recorded in accordance with US GAAP.

Classification differences between UK and US GAAP

In addition to the differences between UK and US GAAP related to the recognition and measurement of transactions by the Group, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account and consolidated balance sheet. These classification differences have no impact on net income or shareholders’ equity.